Exhibit 99.1

1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts

Media	Analysts		Investors
Brian Bretsch	Doug Fischer	Matt Thayer	Investor Services
314.554.4135	314.554.4859	314.554.3151	800.255.2237
bbretsch@ameren.com	dfischer@ameren.com	mthayer@ameren.com	invest@ameren.com

For Immediate Release

Ameren to Divest Merchant Generation Business

Focus on Rate-Regulated Operations

•	Divestiture Expected to Improve Predictability of Earnings and Cash Flows

•	No Impact on Ameren Illinois and Ameren Missouri Customers

ST. LOUIS, March 14, 2013 — Ameren Corporation (Ameren) (NYSE:AEE) today announced that it has entered into a definitive agreement to divest its merchant generation business, Ameren Energy Resources Company (AER), to an affiliate of Dynegy Inc. (NYSE:DYN). AER consists primarily of Ameren Energy Generating Company (Genco), including Genco’s 80 percent ownership interest in Electric Energy, Inc.; AmerenEnergy Resources Generating Company (AERG); and Ameren Energy Marketing Company.

“Divestiture of the merchant generation business will position Ameren as a company focused exclusively on its rate-regulated electric, natural gas and transmission operations, clarifying our strategic direction and value proposition to investors,” said Thomas R. Voss, chairman, president and CEO of Ameren Corporation. “We expect that this transaction will reduce business risk and improve the predictability of our future earnings and cash flows, which is expected to strengthen Ameren’s credit profile and support Ameren’s dividend.”

The divestiture will not impact the electric and natural gas utility service provided by Ameren’s rate-regulated businesses, Ameren Illinois and Ameren Missouri.

Total value benefits associated with the divestiture are estimated to be approximately $900 million for Ameren. This includes removal of the $825 million principal amount of Genco senior notes from Ameren’s consolidated balance sheet and an estimated $180 million, at present value, of tax benefits expected to be substantially realized in 2015. These benefits are partially offset by transaction-related costs and liabilities retained by Ameren. These liabilities include retention of certain employee retirement obligations. In addition, Ameren will retain Genco’s Meredosia and Hutsonville energy centers, which are no longer in operation, and related obligations. Further, Ameren will provide guarantees and collateral support, secured by AER assets and a $25 million Dynegy Inc. guarantee, for up to 24 months for certain existing contracts. Ameren will receive no cash proceeds as a result of this transaction.

Genco’s existing senior notes will remain outstanding after the transaction closes and will continue to be solely obligations of Genco.

Prior to entering into the divestiture agreement, the existing Genco put option agreement was amended and exercised. As a result, an affiliate of Ameren that is not a member of the divested group will acquire the Elgin, Gibson City and Grand Tower gas-fired energy centers prior to completion of the divesture transaction, subject to approval by the Federal Energy Regulatory Commission (FERC). This Ameren affiliate will initially pay Genco the greater of $133 million or the appraised value of these assets. Should these assets be sold within two years of the divestiture, the after-tax proceeds realized in excess of the initial amount paid will be due to Genco. Ameren plans to put the three gas-fired energy centers up for sale as soon as reasonably practical.

The agreement also provides that the buyer will honor collective bargaining agreements for AER union employees and provide those AER management employees who continue to work for the buyer with competitive pay and benefits.

As a result of the planned divestiture, AER is expected to be classified as held for sale and reported as discontinued operations in Ameren’s consolidated financial statements beginning in the first quarter of 2013. Ameren also expects to record an after-tax charge to earnings estimated to be in the range of $300 million to write down the carrying value of the divested business and expense transaction-related costs.

The transaction is subject to regulatory approvals, including from the FERC, and other customary conditions and is expected to be completed in the fourth quarter of 2013.

J.P. Morgan served as lead financial advisor and provided a fairness opinion to Ameren. Greenhill also provided a fairness opinion. Wachtell, Lipton, Rosen & Katz served as legal counsel.

Analyst Conference Call

Ameren will conduct a conference call for financial analysts and investors at 10 a.m. Central Time on Thursday, March 14, to discuss this transaction. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Merchant Generation Divestiture,”

followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. This presentation will be posted in the “Investors” section of the website under “Webcasts & Presentations.” In addition, a telephone playback of the conference call will be available beginning at approximately 1 p.m. Central Time from March 14 through March 21, by dialing U.S. 877.660.6853 or international 201.612.7415, and entering ID number 410930.

About Ameren

St. Louis-based Ameren Corporation serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through our Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission develops regional electric transmission projects. In March 2013, we entered into a definitive agreement to divest our Illinois-based merchant generation business. Our mission is to meet our customers’ energy needs in a safe, reliable, efficient and environmentally-responsible manner while enhancing shareholder value. For more information, visit Ameren.com.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2012, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

Ameren’s eventual exit from the Merchant Generation business could result in impairments of long-lived assets, disposal-related losses, contingencies, reduction of existing deferred tax assets, or could have other adverse impacts on the financial condition, results of operations and liquidity of Ameren;

•	regulatory approvals, including from the FERC, and the satisfaction or waiver of the other customary conditions to the divestiture of the Merchant Generation business;

•

changes in laws and other governmental actions, including monetary, fiscal, and tax policies including such changes that result in our being unable to claim all or a portion of the cash tax benefits that are expected to result from the divestiture of AER;

•

changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Energy Marketing Company;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest, which may have a significant effect on the financial condition of Ameren’s Merchant Generation segment;

•

disruptions of the capital markets, deterioration in credit metrics of the Ameren companies, or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity, including liquidity concerns for Ameren’s Merchant Generation business, and specifically for Genco, which has limited access to third-party financing sources;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	the impact of system outages;

•	generation, transmission and distribution asset construction, installation, performance, and cost recovery;

•	impairments of long-lived assets, intangible assets, or goodwill;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, including the sale of the Merchant Generation business, and any related tax implications;

•

the impact of current environmental regulations on power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit agreements and financial instruments;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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